UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2018

STANDARD AVB FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-215069	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (412) 856-0363

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 25, 2018, Standard AVB Financial Corp. (the "Company") and Standard Bank, PaSB (the "Bank") entered into new employment agreements (the "Employment Agreements") with Timothy K. Zimmerman, Chief Executive Officer of the Company and Bank, Andrew W. Hasley, President of the Company and Bank, and Susan A. Parente, Chief Financial Officer of the Company and Bank.  The Employment Agreements are effective as of January 25, 2018 and replace the executives' prior employment agreements.
The Employment Agreements generally contain the same terms except for the employment positions and base salaries.  The Employment Agreements provide for a three-year term subject to daily renewal.  Under the Employment Agreements, the current annual base salary for Mr. Zimmerman, Mr. Hasley and Ms. Parente, respectively, is $350,000, $290,000 and $192,000, respectively.  Base salary will be reviewed at least annually to determine whether any adjustment is appropriate.
Under the Employment Agreements, if the Company or the Bank terminates the executive's employment for "cause," as such term is defined in the Employment Agreements, the executive will not receive any compensation or benefits after the termination date.  If the Company or the Bank terminates the executive's employment without cause or if the executive terminates employment for "good reason," as such term is defined in the Employment Agreements, the Company or the Bank will pay the executive a lump sum payment in an amount equal to two times the executive's highest annual rate of base salary paid during the term of the Employment Agreement plus two times the average of the bonuses earned in the two fiscal years immediately preceding the year of such termination.  In addition, the Bank will provide continued insurance coverage for up to eighteen months.
If the executive's employment is terminated during the term of the Employment Agreements following a "change in control," as such term is defined in the Employment Agreements, or if the executive voluntarily terminates employment during the term of the Employment Agreements for "good reason" following a change in control, the executive will receive a lump sum payment in an amount equal to three times the executive's highest annual rate of base salary paid during the term of the Employment Agreement plus three times the average of the bonuses earned in the two fiscal years immediately preceding the year of such termination.  In addition, the Bank will provide continued insurance coverage for eighteen months.
The Employment Agreements contain one year non-competition and one year non-solicitation restrictions following termination of the executive's employment under certain circumstances.
The foregoing description of the Employment Agreements does not purport to be complete and it is qualified in its entirety by reference to copies of the Employment Agreements that are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits	Description

	10.1	Employment Agreement by and between Timothy K. Zimmerman, Standard AVB Financial Corp. and Standard Bank, PaSB, effective January 25, 2018.
	10.2	Employment Agreement by and between Andrew W. Hasley, Standard AVB Financial Corp. and Standard Bank, PaSB, effective January 25, 2018.
	10.3	Employment Agreement by and between Susan A. Parente, Standard AVB Financial Corp. and Standard Bank, PaSB, effective January 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP.
DATE: January 26, 2018	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
Chief Executive Officer